Exhibit 8.1

Simpson Thacher & Bartlett LLP
425 LEXINGTON AVENUE NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000 FACSIMILE: +1-212-455-2502
Direct Dial Number	E-mail Address

September 3, 2019

People’s United Financial, Inc.

850 Main Street

Bridgeport, CT 06604

Ladies and Gentlemen:

We have acted as United States counsel to People’s United Financial, Inc., a Delaware corporation (the “Company”), in connection with the Merger, as defined and described in the Agreement and Plan of Merger, dated as of July 15, 2019 (the “Agreement”), by and between the Company and United Financial Bancorp Inc., a Connecticut corporation (“United”). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement. This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. 333- 233229) (as amended, the “Registration Statement”), filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, relating to the Merger pursuant to the Agreement.

We have examined (i) the Registration Statement (including the joint proxy statement/information statement and prospectus contained therein), (ii) the Agreement and (iii) the representation letters of the Company and United delivered to us in connection with this opinion (the “Representation Letters”). In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

In rendering such opinion, we have assumed that (i) the Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by the Company and United in the Agreement and in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Agreement or the Representation Letters “to the knowledge of,” or based on the belief of the Company and United or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement.

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Simpson Thacher & Bartlett LLP

September 3, 2019

People’s United Financial, Inc.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that the statements set forth in the Registration Statement under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger,” insofar as they purport to constitute summaries of certain provisions of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters described therein in all material respects.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than U.S. federal income tax law.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement, and to the references to our firm name under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

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